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                                                                    EXHIBIT 23.1

                         CONSENT OF GRANT THORNTON LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Emrise Corporation

We have issued our report dated March 5, 2004, accompanying the consolidated financial statements and schedules of Emrise Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/S/ GRANT THORNTON LLP

Los Angeles, California
January 26, 2005